EXHIBIT 1.3

                                 AMENDMENT NO. 3
                                     TO THE
                                RIGHTS AGREEMENT



     THIS AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT (this "Amendment") is entered into as of this 17th day of May, 1999 between APRIA HEALTHCARE GROUP INC., a Delaware corporation formerly called Abbey Healthcare Group Incorporated (the "Company"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (the "RIGHTS AGENT").


                             INTRODUCTORY PROVISIONS

The  following  provisions  form a part of and  constitute  the  basis  for this
Amendment:

     A. The Company and the Rights Agent are parties to that certain Rights Agreement dated as of February 8, 1995, as amended by Amendment No. 1 thereto dated as of June 30, 1997, and Amendment No. 2 thereto dated as of April 20, 1999 (the "RIGHTS AGREEMENT").


     B. The Company desires to further amend the Rights Agreement by amending the expiration date thereof.


     C. The Company has delivered to the Rights Agent a certificate from its Senior Vice President, General Counsel and Secretary stating that the provisions of this Amendment are in compliance with the terms of Section 26 of the Rights Agreement.

     D. The parties wish to execute this Amendment to properly evidence such amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. Clause (i) of Section 7.1 of the Rights Agreement is hereby amended to read as follows:

          "(i) the close of business on February 7, 2000 (the "Final  Expiration
               Date"),"

     2. Except as specifically provided herein, the Rights Agreement shall remain in full force and affect as originally executed.
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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                             THE COMPANY:

                             APRIA HEALTHCARE GROUP INC.

                             By:    /s/ Robert S. Holcombe
                                    --------------------------------
                             Name:  Robert S. Holcombe
                                    --------------------------------
                             Title: Senior Vice President
                                    --------------------------------


                             RIGHTS AGENT:

                             NORWEST BANK MINNESOTA,
                             NATIONAL ASSOCIATION

                             By:    /s/ Barbara M. Novak
                                    --------------------------------
                             Name:  Barbara M. Novak
                                    --------------------------------
                             Title: Vice President
                                    --------------------------------